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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2007, relating to the consolidated financial statements of iLinc Communications, Inc., as of March 31, 2007 and for the year then ended, included in the Annual Report on Form 10-K of iLinc Communications, Inc. and subsidiaries for the year ended March 31, 2007.

/s/ Moss Adams, LLP

Scottsdale, Arizona
December 6, 2007